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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                October 13, 1999


                             UNITED MAGAZINE COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      Ohio
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


           0-2675                                     31-0681050
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  (COMMISSION FILE NUMBER)               (IRS EMPLOYER IDENTIFICATION NUMBER)


                        5131 Post Road, Dublin, OH 43017
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (614) 792-0777
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Item 5.  Other Events

       On September 18, and September 20,1999, United Magazine Company and its subsidiaries ("UNIMAG" or the "Company") entered into agreements with Anderson News LLC ("Anderson") and Great Atlantic News LLC ("The News Group"), respectively, to convey all magazine wholesale customers records and fixtures. Anderson received records relating to customers in southern Ohio, southern and central Indiana, Kentucky, West Virginia and Tennesse. The News Group received customer records relating to customers in northern Ohio, Pennsylvania, northern Indiana and Michigan.

United Magazine Company can receive a percentage of revenues from former United Magazine Company customers obtained by Anderson and The News Group at six months and twelve months respectively from the date of the conveyance. In addition, United Magazine Company entered into a 30 day, renewable, not to exceed 90 day subcontracting agreement with The News Group to service The News Group customers in northern Ohio, northern Indiana, and Michigan from its facilities in Solon, Ohio and Jackson, Michigan. The News Group will reimburse United Magazine Company for all expenses incurred up to a maximum amount based on a cost plus basis.

United Magazine Co. facilities in Cincinnati, Ohio, Indianapolis, Indiana, Louisville, Kentucky, and Columbia, Kentucky have been closed. Proceeds from the sale of unused assets and the collection of accounts receivable will be used to pay off the bank debt and accounts payable to the extent possible.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              UNITED MAGAZINE COMPANY
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                                                    (Registrant)


Date:  October 13, 1999                  By:   /s/ John B. Calfee, Jr.
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                                              John B. Calfee, Jr.
                                              Chief Financial Officer